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                                                               Exhibit 23.4









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-53455 of FM 1993A Corp., CRC-I Limited Partnership, CRC-II Limited Partnership and Foodmaker, Inc. on Form S-4 of our report dated March 22, 1994, appearing in the Annual Report on Form 10-K of Family Restaurants, Inc. (formerly The Restaurant Enterprises Group, Inc.)(which includes an emphasis paragraph relating to the Company's commencement of a Chapter 11 bankruptcy case on November 23, 1993, which was confirmed by the United States Bankruptcy Court for the District of Delaware on January 7, 1994) for the year ended December 26, 1993 and included in Foodmaker, Inc.'s Current Report on Form 8-K/A dated January 27, 1994. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE

Costa Mesa, California
July 11, 1994